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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Star Scientific, Inc. and Subsidiaries
Petersburg, Virginia

As independent certified public accountants for Star Scientific, Inc. and Subsidiaries, we hereby consent to the use in this Registration
Statement filed on Form S-1 for Star Scientific, Inc. and Subsidiaries of our report included herein, which has a date of February 9, 2000, relating to the consolidated balance sheet of Star Scientific, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, cash flows, and stockholders' equity for the years then ended.


                                /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
March 13, 2000